UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) June 23, 2006 (June 22, 2006)
                                                  -----------------------------

                           WESTERN GAS RESOURCES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                         1-10389                84-1127613
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  (State or other jurisdiction of      (Commission            (IRS Employer
           incorporation)              File Number)         Identification No.)


        1099 18th Street, Suite 1200                              80202
             Denver, Colorado
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  (Address of principal executive offices)                      (Zip Code)


                                 (303) 452-5603
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

         On June 23, 2006, Western Gas Resources, Inc. ("Western"), issued a press release announcing that it had entered into a definitive agreement and plan of merger (the "Merger Agreement") with Anadarko Petroleum Corporation ("Anadarko"), and APC Merger Sub, Inc., a wholly-owned subsidiary of Anadarko ("Merger Subsidiary"). Pursuant to the Merger Agreement, at the time of the Merger, Merger Subsidiary will be merged with and into Western and all shares of Western's common stock will be canceled and converted into the right to receive $61.00 per share in cash. Upon the consummation of the merger, all outstanding stock options, phantom equity-based awards and restricted stock awards will immediately and fully vest, will be cancelled and the holders thereof will be entitled to receive an amount in cash equal to $61.00 per share (less, in the case of stock options and phantom equity-based awards, the exercise price per share previously subject to such stock options or awards).

         Western has made customary representations and warranties and covenants in the Merger Agreement, including, among others, covenants by Western: (i) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions that permit the board of directors to comply with its fiduciary duties under applicable law, enter into discussions or provide information concerning, or enter into, alternative business combination transactions; (ii) to cause a stockholder meeting to be held to consider approval of the Merger; and (iii) subject to Western's right to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) and the fiduciary duties of the board of directors under applicable law, for the board of directors of Western to recommend approval by Western's stockholders of the Merger Agreement and the Merger.

         The Merger is subject to the approval of Western's stockholders and other customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Competition Act (Canada), and the receipt of certain other required governmental approvals.

         The Merger Agreement contains certain termination rights of Western and Anadarko, including a termination right of Western if its board of directors authorizes Western to enter into a definitive agreement concerning a transaction constituting a Superior Proposal. Under certain termination circumstances specified in the Merger Agreement, Western will be required to pay a termination fee in the amount of $154 million to Anadarko.

         Concurrently with the execution of the Merger Agreement, Anadarko entered into Voting Agreements with certain of Western's officers and directors, in their capacities as stockholders, and other stockholders, pursuant to which each stockholder has agreed to vote such stockholder's shares of common stock in favor of the Merger Agreement and the transactions contemplated thereby. Approximately 17.3% of Western's outstanding shares of common stock are subject to the Voting Agreements. The Voting Agreements will terminate upon the earliest of (i) termination of the Merger Agreement in accordance with its terms, (ii) the effective date of the Merger or (iii) certain other circumstances described in the Voting Agreement.

         A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

         The forgoing description of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Form of Voting Agreement, which are attached as Exhibit 2.1 and Exhibit 99.1, respectively, and incorporated herein by reference.

Western intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement and other materials in connection with the Merger. Investors are urged to read the proxy statement and such other materials when they become available, as they will contain important information. Investors may obtain a free copy of the proxy statement and other materials filed by Western with the SEC, when they become available, at the SEC's web site at http://www.sec.gov. Western and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from Western's stockholders in connection with the Merger. Information regarding such individuals is included in Western's most recent proxy statement and Annual Report on Form 10-K (filed with the SEC on March 28, 2006 and March 14, 2006, respectively), and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         Effective June 22, 2006, Western further amended and restated its Amended and Restated Bylaws to eliminate the right of stockholders to call a special meeting.

         The preceding description of the amendment and restatement of Western's Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws (as amended and restated, effective June 22, 2006) attached as Exhibit
3.4 hereto, which is incorporated herein by reference.


 Item 9.01.       Financial Statements and Exhibits.

         (d)      Exhibits

          2.1 Agreement and Plan of Merger, dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Merger Sub, Inc. and Western Gas Resources, Inc.

          3.4 Amended and Restated Bylaws, adopted by the Board of Directors on June 22, 2006

          99.1 Form of Voting Agreement, dated as of June 22, 2006, by and between Anadarko Petroleum Corporation and the stockholder signatory thereto

          99.2    Press release dated June 23, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      WESTERN GAS RESOURCES, INC.


                                      By:  /s/ William J. Krysiak
                                           ------------------------------------
                                           Name:   William J. Krysiak
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer



Date: June 23, 2006

                              EXHIBIT INDEX

     Exhibit No.          Description
     -----------          -----------

      2.1 Agreement and Plan of Merger, dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Merger Sub, Inc. and Western Gas Resources, Inc.

      3.4 Amended and Restated Bylaws, adopted by the Board of Directors on June 22, 2006

      99.1 Form of Voting Agreement, dated as of June 22, 2006, by and between Anadarko Petroleum
                          Corporation and the stockholder signatory thereto

      99.2                Press release dated June 23, 2006